GOODWIN | PROCTER
Goodwin Procter LLP
Counselors at Law

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Boston, MA 02 109
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F: 617.523.1231

901 New York Avenue NW
Washington, DC 20001
T: 202.346.4000
F: 202.346.4444

August 21,2009

Advanced Series Trust
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07 102

Re:     Advanced Series Trust
      Registration Statement on Form N-14
      File Nos. 333-160793 and 811-05186

Ladies and Gentlemen:

As counsel to Advanced Series Trust, a Massachusetts business trust (the "Trust"), we have been asked to render our opinion with respect to the issuance of shares of beneficial interest of the Trust, $0.001 par value per share (the "Shares"), each share representing an interest in AST First Trust Capital Appreciation Target Portfolio, a series of the Trust. The Shares will be issues and sold pursuant to a Plan of Reorganization dated as of June 26,2009 (the "Plan") as described in the prospectus and statement of additional information contained in the Trust's Registration Statement on Form N-14 (the "Registration Statement").

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below. We have relied, without independent verification, on a certificate of the Secretary of the Commonwealth of Massachusetts and, as to matters of fact material to the opinion set forth below, on representations in the Plan and a certificate of an officer of the Trust. We also have assumed that the Shares will be issued and sold in accordance with the terms and conditions set forth in the Plan and in any event for not less than the par value per Share, and that ownership of the Shares will be duly recorded in the books of the Trust.

The opinion expressed below is limited to the laws of the Commonwealth of Massachusetts.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold, will be validly issued, fully paid and non-assessable by the Trust.

GOODWIN | PROCTER

Advanced Series Trust
August 2 1,2009

We hereby consent to the filing of this opinion as Exhibit 11 to the Registration Statement and to the references to our firm as legal counsel for the Trust in the Registration Statement. This consent shall not constitute an acknowledgment that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Sincerely,

/s/ Goodwin Procter LLP
Goodwin Procter LLP